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                                                                    EXHIBIT 99.1

Fidelity National Financial, Inc.
17911 Von Karman Avenue
Irvine, California 92614

     Re: Consent to Being Named in Registration Statement

Gentlemen:

     The undersigned, William W. Wehner, hereby consents to being named in the accompanying Registration Statement on Form S-4 of Fidelity National Financial, Inc. (the "Registrant"), as about to become a director of the Registrant following consummation of the transaction described in the Joint Proxy Statement/Prospectus which forms a part of such Registration Statement.

Dated: January 12, 1998                   /s/ WILLIAM W. WEHNER
                                          --------------------------------------
                                              William W. Wehner